                          AGREEMENT AND PLAN OF MERGER

                           Dated as of August 4, 1999

                                 by and between

                         IMPAC COMMERCIAL HOLDINGS, INC.

                                       and

                              AMRESCO CAPITAL TRUST

                                TABLE OF CONTENTS

ARTICLE I
THE MERGER................................................................................1
    SECTION 1.1    The Merger.............................................................1
    SECTION 1.2    Closing................................................................2
    SECTION 1.3    Effective Time.........................................................2
    SECTION 1.4    Effects of the Merger..................................................2
    SECTION 1.5    Declaration of Trust and Bylaws........................................2
    SECTION 1.6    Board of Trust Managers................................................2
    SECTION 1.7    Officers...............................................................2

ARTICLE II
TREATMENT OF SHARES.......................................................................3
    SECTION 2.1    Effect on Outstanding Shares...........................................3
    SECTION 2.2    Exchange of Certificates...............................................3
    SECTION 2.3    Options................................................................5
    SECTION 2.4    Dividends..............................................................5
    SECTION 2.5    No Fractional Shares...................................................6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ACT.....................................................7
    SECTION 3.1    Organization, Standing and Corporate Power.............................7
    SECTION 3.2    Subsidiaries...........................................................7
    SECTION 3.3    Capital Structure......................................................7
    SECTION 3.4    Authority; Noncontravention; Consents..................................8
    SECTION 3.5    SEC Documents.........................................................10
    SECTION 3.6    Financial Statements..................................................10
    SECTION 3.7    Absence of Certain Changes or Events..................................10
    SECTION 3.8    No Undisclosed Liabilities............................................10
    SECTION 3.9    No Defaults...........................................................10
    SECTION 3.10   Taxes.................................................................11
    SECTION 3.11   Employee Matters......................................................12
    SECTION 3.12   Affiliate Transactions................................................13
    SECTION 3.13   Financial Advisors....................................................13
    SECTION 3.14   Registration Statement and Proxy Statement............................14
    SECTION 3.15   Vote Required.........................................................14
    SECTION 3.16   Anti-Takeover Statutes................................................14
    SECTION 3.17   Full Disclosure.......................................................14
    SECTION 3.18   Litigation............................................................14
    SECTION 3.19   Compliance with Laws..................................................15
    SECTION 3.20   Indebtedness..........................................................15
    SECTION 3.21   Insurance.............................................................15
    SECTION 3.22   Investment Company Act................................................15

                                       (i)

    SECTION 3.23   Material Contracts....................................................16
    SECTION 3.24   Mortgage Backed Securities............................................16
    SECTION 3.25   Environmental Laws and Regulations....................................17
    SECTION 3.26   Properties............................................................18
    SECTION 3.27   Mortgage Loans........................................................20
    SECTION 3.28   Actions Taken Regarding the ACT Rights Plan...........................21

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ICH....................................................21
    SECTION 4.1    Organization, Standing and Corporate Power............................21
    SECTION 4.2    Subsidiaries..........................................................21
    SECTION 4.3    Capital Structure.....................................................22
    SECTION 4.4    Authority; Noncontravention; Consents.................................23
    SECTION 4.5    SEC Documents.........................................................24
    SECTION 4.6    Financial Statements..................................................24
    SECTION 4.7    Absence of Certain Changes or Events..................................24
    SECTION 4.8    No Undisclosed Liabilities............................................24
    SECTION 4.9    No Defaults...........................................................25
    SECTION 4.10   Taxes.................................................................25
    SECTION 4.11   Employee Matters......................................................26
    SECTION 4.12   Affiliate Transactions................................................27
    SECTION 4.13   Financial Advisors....................................................27
    SECTION 4.14   Registration Statement and Proxy Statement............................28
    SECTION 4.15   Vote Required.........................................................28
    SECTION 4.16   Anti-Takeover Statutes................................................28
    SECTION 4.17   Full Disclosure.......................................................28
    SECTION 4.18   Litigation............................................................29
    SECTION 4.19   Compliance with Laws..................................................29
    SECTION 4.20   Indebtedness..........................................................29
    SECTION 4.21   Insurance.............................................................29
    SECTION 4.22   Investment Company Act................................................29
    SECTION 4.23   Material Contracts....................................................30
    SECTION 4.24   Mortgage Backed Securities............................................30
    SECTION 4.25   Environmental Laws and Regulations....................................31
    SECTION 4.26   Properties............................................................31
    SECTION 4.27   Mortgage Loans........................................................33
    SECTION 4.28   Actions Taken Regarding the ICH Rights Plan...........................34

ARTICLE V
COVENANTS................................................................................34
    SECTION 5.1    Conduct of Business by ACT............................................34
    SECTION 5.2    Conduct of Business by ICH............................................36
    SECTION 5.3    Other Actions.........................................................38

                                      (ii)

ARTICLE VI
ADDITIONAL COVENANTS.....................................................................39
    SECTION 6.1    Preparation of the Registration Statement and the Proxy Statement;
                   Shareholder Meetings..................................................39
    SECTION 6.2    Access to Information; Confidentiality................................40
    SECTION 6.3    Commercially Reasonable Efforts; Notification.........................40
    SECTION 6.4    Affiliates............................................................41
    SECTION 6.5    Tax Treatment.........................................................41
    SECTION 6.6    Board of Trust Managers...............................................41
    SECTION 6.7    Board Recommendations.................................................41
    SECTION 6.8    Acquisition Proposals.................................................43
    SECTION 6.9    Public Announcements..................................................43
    SECTION 6.10   Letters of Accountants................................................44
    SECTION 6.11   Indemnification.......................................................44
    SECTION 6.12   Transfer and Gains Taxes..............................................46
    SECTION 6.13   Coordination of Dividends.............................................46

ARTICLE VII
CONDITIONS PRECEDENT.....................................................................46
    SECTION 7.1    Conditions to Each Party's Obligation To Effect the Merger............46
    SECTION 7.2    Conditions to Obligations of ICH......................................47
    SECTION 7.3    Conditions to Obligations of ACT......................................48

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER........................................................50
    SECTION 8.1    Termination...........................................................50
    SECTION 8.2    Expenses; Termination Fee.............................................52
    SECTION 8.3    Effect of Termination.................................................54
    SECTION 8.4    Amendment.............................................................54
    SECTION 8.5    Extension; Waiver.....................................................54

ARTICLE IX
GENERAL PROVISIONS.......................................................................54
    SECTION 9.1    Nonsurvival of Representations and Warranties.........................54
    SECTION 9.2    Notices...............................................................54
    SECTION 9.3    Certain Definitions...................................................55
    SECTION 9.4    Interpretation........................................................56
    SECTION 9.5    Counterparts..........................................................56
    SECTION 9.6    Entire Agreement; No Third-Party Beneficiaries........................56
    SECTION 9.7    Governing Law.........................................................56
    SECTION 9.8    Assignment............................................................56
    SECTION 9.9    Severability..........................................................57
    SECTION 9.10   Attorneys' Fees.......................................................57

                                      (iii)

EXHIBITS:
Exhibit A               Trust Managers of the Surviving Entity
Exhibit B               Officers of the Surviving Entity
Exhibit C               Form of Affiliate Letter
Exhibit D               Form of Amended and Restated Management Agreement
Exhibit E               Form of ACT Legal Opinion
Exhibit F               Form of ICH Legal Opinion

SCHEDULES:
Schedule 3.2            Subsidiaries
Schedule 3.3            Capitalization
Schedule 3.4            Noncontravention; Consents
Schedule 3.7            Absence of Certain Changes or Events
Schedule 3.8            Undisclosed Liabilities
Schedule 3.9            Defaults
Schedule 3.10(a)-(b)    Taxes
Schedule 3.11           Employee Matters
Schedule 3.11(a)        Benefit Plans
Schedule 3.12           Affiliate Transactions
Schedule 3.18           Litigation
Schedule 3.19           Compliance with Laws
Schedule 3.20           Indebtedness
Schedule 3.23           Material Contracts
Schedule 3.24(a)-(g)    Mortgage Backed Securities
Schedule 3.25(a)-(b)    Environmental Matters
Schedule 3.26(a)-(b)    Properties
Schedule 3.27(a)-(c)    Mortgage Loans
Schedule 4.2            Subsidiaries
Schedule 4.4            Noncontravention; Consents
Schedule 4.7            Absence of Certain Changes or Events
Schedule 4.8            Undisclosed Liabilities
Schedule 4.9            Defaults
Schedule 4.10(a)-(b)    Taxes
Schedule 4.11           Employee Matters
Schedule 4.11(a)        Benefit Plans
Schedule 4.12           Affiliate Transactions
Schedule 4.18           Litigation
Schedule 4.19           Compliance with Laws
Schedule 4.20           Indebtedness
Schedule 4.23           Material Contracts
Schedule 4.24(a)-(g)    Mortgage Backed Securities
Schedule 4.25(a)-(b)    Environmental Matters
Schedule 4.26(a)-(b)    Properties
Schedule 4.27(a)-(b)    Mortgage Loans
Schedule 5.1            Conduct of Business by ACT
Schedule 5.2            Conduct of Business by ICH
Schedule 9.3            Persons with "Knowledge" of ACT or ICH

                                      (iv)

                             INDEX OF DEFINED TERMS

Term                                        Section
----                                        -------
Acquisition Agreement                       6.7(b)
Acquisition Proposal                        6.8
Affiliate                                   9.3
Agreement                                   Preamble
ACT                                         Preamble
ACT Benefit Plans                           3.11(a)
ACT Common Shares                           Recitals
ACT Disclosure Letter                       9.3
ACT ERISA Affiliate                         3.11(a)
ACT Financial Advisors                      3.13
ACT First Quarter 10-Q                      3.11(c)
ACT Material Contracts                      3.23(a)
ACT MBS                                     3.24(a)
ACT MBS Certificates                        3.24(a)
ACT Mortgage Files                          3.27(a)
ACT Mortgage Loans                          3.27(a)
ACT Mortgage Notes                          3.27(a)
ACT 1998 Form 10-K                          3.20(e)
ACT Option Plan                             3.3
ACT Options                                 3.3
ACT Permitted Liens                         3.26(a)
ACT Preferred Shares                        3.3
ACT Principal MBS Agreements                3.24(b)
ACT Properties                              3.26(a)
ACT Rights Plan                             3.3
ACT SEC Documents                           3.5
ACT Shareholder Approval                    3.4(a)
ACT Shareholder Meeting                     6.1(b)
ACT Warrants                                3.3
Alternative Transaction                     6.7(b)
Anti-Takeover Statutes                      3.16
Average Closing Price                       7.3(h)
Base Amount                                 8.2(e)
Certificates                                2.2(b)
Code                                        Recitals
Closing Balance Sheet                       7.3(h)
Closing Cash Amount                         7.3(h)
Closing Date                                1.2
Confidentiality Agreements                  6.2
Effective Time                              1.3

                                       (v)

Environmental Claim                         3.25(c)
Environmental Laws                          3.25(c)
ERISA                                       3.11(a)
Exchange Act                                3.4(c)
Exchange Agent                              2.2(a)
Exchange Ratio                              2.1(b)
Expense Fee Base Amount                     8.2(e)
Final ICH Dividend                          2.4(a)
GAAP                                        3.6
Governmental Entity                         3.4(c)
Hazardous Materials                         3.25(c)
HSR Act                                     3.4(c)
ICH                                         Preamble
ICH Benefit Plans                           4.11(a)
ICH Common Stock                            2.1(a)
ICH Disclosure Letter                       9.3
ICH ERISA Affiliate                         4.11(a)
ICH First Quarter 10-Q                      4.11(c)
ICH Material Contracts                      4.23(a)
ICH MBS                                     4.24(a)
ICH MBS Certificates                        4.24(a)
ICH 1998 Form 10-K                          3.20
ICH Mortgage Files                          4.27(a)
ICH Mortgage Loans                          4.27(a)
ICH Mortgage Notes                          4.27(a)
ICH Option Plan                             2.3
ICH Options                                 2.3
ICH Permitted Liens                         4.26(a)
ICH Principal MBS Agreements                4.24(b)
ICH Properties                              4.26(a)
ICH Rights Plan                             4.3
ICH SEC Documents                           4.5
ICH Series A Common Stock                   4.3
ICH Series A Preferred Stock                4.3
ICH Series B Preferred Stock                2.1(a)
ICH Stock                                   2.1(a)
ICH Stockholder Approval                    4.4(a)
ICH Stockholder Meeting                     6.1(c)
Indebtedness                                3.20
Indemnified Liabilities                     6.11(a)
Indemnified Parties                         6.11(a)
IRS                                         3.10(b)
Knowledge                                   9.3

                                      (vi)

Laws                                        3.4(b)
Liabilities                                 3.8
Liens                                       3.2
Maryland Articles of Merger                 1.3
Material Adverse Effect                     9.3
Maximum Premium                             6.11(c)
MBS                                         3.24(a)
Merger                                      Recitals
MGCL                                        1.1
Person                                      9.3
Property Restrictions                       3.26(a)
Proxy Statement                             3.4(c)
Purchase Agreement                          Recitals
Qualifying Income                           8.2(e)
Registration Statement                      3.4
Regulatory Entity                           3.25(c)
REIT                                        Recitals
REIT Requirements                           8.2(e)
SEC                                         3.4(c)
Securities Act                              3.5
Shareholder Approvals                       4.4(a)
Subsequent Determination                    6.7(b)
Subsidiary                                  9.3
Superior Proposal                           6.7(b)
Surviving Entity                            1.1
Taxes                                       3.10(a)
Termination Expenses                        8.2(e)
Termination Fee                             8.2(e)
Termination Fee Tax Opinion                 8.2(e)
Texas Articles of Merger                    1.3
Trading Day                                 7.3(h)
Transfer and Gains Tax                      6.12
TREITA                                      1.1

                                      (vii)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 4, 1999 is made and entered into by and between Impac Commercial Holdings, Inc., a Maryland corporation ("ICH"), and AMRESCO Capital Trust, a Texas real estate investment trust ("ACT").

         WHEREAS, the Board of Directors of ICH and the Board of Trust Managers of ACT have approved the merger of ICH with and into ACT, with ACT being the surviving entity (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, pursuant to a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), FIC Management, Inc., a Delaware corporation, agreed, among other things, that it or its designee will purchase (i) 1,500,011 and 100 common shares of beneficial interest, par value $.01 per share (the "ACT Common Shares"), of ACT from AMREIT Holdings, Inc. and AMRESCO, INC., respectively, and (ii) the Management Agreement, dated as of May 12, 1998, between ACT and AMREIT Managers, L.P. and the Management Agreement, dated as of February 2, 1998, between AMREIT Managers, L.P. and OLY/ACT L.P.;

         WHEREAS, ACT, as the surviving entity in the Merger, intends that, following the Merger, ACT will continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code; and

         WHEREAS, each of the parties hereto desires to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), ICH shall be merged with and into ACT in accordance with the Maryland General Corporation Law (the "MGCL") and the Texas Real Estate Investment Trust Act, as amended (the "TREITA"). ACT shall be the surviving entity in the Merger and shall continue its existence under the TREITA. ACT after the Effective Time is sometimes referred to herein as the "Surviving Entity." From and after the Effective Time, the identity and separate corporate existence of ICH shall cease and the Surviving Entity shall succeed to and assume all the rights and obligations of ICH.

         SECTION 1.2 Closing. The closing of the Merger will take place as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date") at such time, date and place as is agreed to by the parties hereto.

         SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall file articles of merger or other appropriate documents (the "Maryland Articles of Merger") executed in accordance with the MGCL and articles of merger or other appropriate documents (the "Texas Articles of Merger") executed in accordance with the TREITA and shall make all other filings or recordings required under the MGCL or the TREITA. The Merger shall become effective upon the later of (i) the filing of the Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland in accordance with the MGCL and (ii) the filing of the Texas Articles of Merger with the County Clerk of the County of Dallas, Texas, or at such later time that the parties hereto have agreed upon and designated in such filings in accordance with applicable law (the date and time the Merger becomes effective being the "Effective Time"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the MGCL and the TREITA. Among other effects of the Merger, upon consummation of the Merger, the Surviving Entity shall succeed to all powers and rights of ICH and shall be liable for all obligations and responsibilities of ICH.

         SECTION 1.5 Declaration of Trust and Bylaws. At the Effective Time, the declaration of trust and the bylaws of ACT shall be the declaration of trust and the bylaws of the Surviving Entity, respectively, except that, if approved by the separate vote of at least two-thirds of the outstanding ACT Common Shares, the name of the entity specified therein shall be "Hilltop Investment Trust" and, if not so approved, the name of the entity specified therein shall be "AMRESCO Capital Trust."

         SECTION 1.6 Board of Trust Managers. ACT shall take all actions necessary to cause the trust managers comprising its Board of Trust Managers at the Effective Time to be comprised of eight trust managers. The trust managers of the Surviving Entity immediately following the Effective Time shall be the persons named on Exhibit A hereto, all of whom shall serve in such classes as are noted on Exhibit A and shall serve in accordance with the TREITA and the Surviving Entity's bylaws. If, prior to the Effective Time, any of the persons named on Exhibit A shall decline or be unable to serve as a trust manager, ACT (if the person is a current trust manager of ACT) or ICH (if such person is a current director of ICH) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

         SECTION 1.7 Officers. The officers of ACT immediately following the Effective Time shall be the persons named on Exhibit B hereto, all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                               TREATMENT OF SHARES

         SECTION 2.1 Effect on Outstanding Shares. By virtue of the Merger and without any action on the part of the holder of any shares of capital stock of ICH or ACT:

                  (a) At the Effective Time, each share of common stock, par value $.01 per share ("ICH Common Stock"), of ICH and each share of Series B 8 1/2% Cumulative Convertible Preferred Stock, par value $.01 per share ("ICH Series B Preferred Stock" and, together with ICH Common Stock, "ICH Stock"), of ICH owned by any of its Subsidiaries (as defined below) shall, automatically and without any action on the part of the holder thereof, be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor.

                  (b) At the Effective Time, each share of ICH Common Stock outstanding immediately prior to the Effective Time (other than as provided in Section 2.1(a) or any shares of ICH Common Stock owned by ACT or any of its Subsidiaries) shall, automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into 0.66094 (the "Exchange Ratio") of an ACT Common Share, plus cash for any fractional ACT Common Share as provided in Section 2.5. If prior to the Effective Time the outstanding shares of ICH Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in ICH's capitalization, then an appropriate and proportionate adjustment shall be made in the Exchange Ratio.

                  (c) Prior to the Effective Time, the holder of the outstanding shares of ICH Series B Preferred Stock shall convert all of such shares into 1,683,635 shares of ICH Common Stock; provided, however, that if such conversion does not occur prior to the Effective Time, each share of ICH Series B Preferred Stock outstanding immediately prior to the Effective Time (other than as provided in Section 2.1(a) or any shares of ICH Series B Preferred Stock owned by ACT or any of its Subsidiaries) shall, automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into 1,112,782 ACT Common Shares.

         SECTION 2.2 Exchange of Certificates.

                  (a) Prior to the Effective Time, ACT shall appoint The Bank of New York or another exchange agent mutually acceptable to ACT and ICH to act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) At or prior to the Effective Time, ACT shall provide to the Exchange Agent, for the benefit of the holders of shares of ICH Stock, certificates representing ACT Common Shares issuable in exchange for certificates representing outstanding shares of ICH Stock pursuant to Section
2.1 ("Certificates") and an estimated amount in cash sufficient to satisfy ACT's obligations under Section 2.5.

                  (c) As soon as reasonably practicable after the Effective Time and in no event later than ten business days thereafter, the Exchange Agent shall mail to each holder of record of shares of ICH Stock whose shares were converted into ACT Common Shares pursuant to Section 2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as ACT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing ACT Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ACT, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole ACT Common Shares to which the holder is entitled and an amount of cash in lieu of any fractional ACT Common Share in accordance with Section 2.5, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of ICH Stock that is not registered in the transfer records of ICH, payment may be made to a Person (as defined below) other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of ACT that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of ACT Common Shares provided by Section 2.1 and an amount in cash in lieu of any fractional ACT Common Share in accordance with Section 2.5. No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate or on any cash payable pursuant to Section 2.4 or Section 2.5.

                  (d) All ACT Common Shares delivered, and cash in lieu of any fractional shares thereof paid, upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. There shall be no further registration of transfers on the stock transfer books of ICH or its transfer agent of the shares of ICH Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) None of ICH, ACT or the Exchange Agent shall be liable to any Person in respect of any shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All Certificates and funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates that remain unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to ACT, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(c) shall thereafter look only to the Surviving Entity for delivery of any shares or funds, subject to applicable escheat and other similar laws.

         SECTION 2.3 Options. To the extent that acceleration by ICH of the exercisability of any outstanding option to purchase shares of ICH Common Stock ("ICH Options") is permitted but not required by the applicable governing instrument, then ICH shall not elect to cause such acceleration to occur. In connection therewith, at the Effective Time, to the extent not prohibited by the terms of the relevant governing instrument, each ICH Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of ICH Common Stock and shall be converted automatically into an option to purchase ACT Common Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of ICH's Stock Option and Awards Plan (the "ICH Option Plan"), and the agreements evidencing grants thereunder, including, subject to the provisions of the first sentence of this Section 2.3, the accelerated vesting of ICH Options that shall occur in connection with and by virtue of the Merger as and to the extent required by the ICH Option Plan or such agreements):

                  (a) the number of shares of ICH Common Stock to be subject to the option shall be equal to the product of the number of shares of ICH Common Stock subject to the original option and the Exchange Ratio, provided that any fraction of an ACT Common Share resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (b) the exercise price per share of ICH Common Stock under the option shall be equal to the exercise price per share of ICH Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

The adjustment provided herein with respect to ICH Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to ICH shall be deemed to be references to the Surviving Entity.

         SECTION 2.4 Dividends.

                  (a) To the extent necessary to satisfy the requirements of
Section 857(a)(1) of
the Code for the taxable year of ICH ending at the Effective Time, ICH shall declare and pay a dividend (the "Final ICH Dividend") to holders of shares of ICH Stock, the record and payment dates for which shall be on or before the close of business on the last business day prior to the Effective Time, in an amount sufficient to permit ICH to satisfy such requirements. If ICH determines it necessary to declare the Final ICH Dividend, and such Final ICH Dividend is not paid in the ordinary course of business, consistent with past practice, as provided in Section 5.2(a)(i) hereof, it shall notify ACT at least ten days prior to the date for the ICH Stockholder Meeting (as defined below), and ACT shall declare a dividend per ACT Common Share, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final ICH Dividend per share of ICH Stock paid by ICH by (y) the Exchange Ratio.

                  (b) No dividends or other distributions with respect to ACT Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ACT Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, as soon as reasonably practicable following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional ACT Common Share to which such holder is entitled pursuant to Section 2.5 and (ii) if such Certificate is exchangeable for one or more whole ACT Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole ACT Common Shares and
(y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole ACT Common Shares.

                  (c) Notwithstanding any provision of this Article II to the contrary, dividends shall be paid by ICH pro rata with respect to each outstanding share of beneficial interest within a particular class of ICH Stock and dividends shall be paid by ACT pro rata with respect to each outstanding share of beneficial interest of ACT within a particular class in accordance with the requirements of Section 562(c) of the Code (including, as necessary, by transferring cash to an appropriate paying agent), and no dividend payments shall accrue to the benefit of ACT or ICH for failure of a former holder of ICH Stock to surrender any certificate representing any share of ICH Stock.

         SECTION 2.5 No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional ACT Common Shares shall be issued upon the surrender for exchange of Certificates and no dividend or distribution or any other right with respect to ACT Common Shares shall relate to any fractional security, and such fractional interests shall not entitle the holder thereof to vote or to any other rights of a shareholder. In lieu of any such fractional shares, each holder of shares of ICH Stock who would otherwise have been entitled to a fraction of an ACT Common Share upon surrender of Certificates for exchange pursuant to this Article II shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per ACT Common Share on The Nasdaq Stock Market during the five trading days immediately following the Effective Time.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF ACT

         ACT represents and warrants to ICH as follows:

         SECTION 3.1 Organization, Standing and Corporate Power. ACT is duly organized under the TREITA and has the requisite power and authority to carry on its business as now being conducted. ACT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on ACT.

         SECTION 3.2 Subsidiaries. Schedule 3.2 to the ACT Disclosure Letter (as defined below) sets forth each Subsidiary of ACT and the direct and/or indirect ownership interest therein of ACT and (A) all the outstanding shares of capital stock of each Subsidiary of ACT that is a corporation have been validly issued and are fully paid and nonassessable, are owned by ACT or one of its Subsidiaries free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (B) all equity interests in each of ACT's Subsidiaries that is a partnership, joint venture, limited liability company or trust are owned by ACT or one or more of its Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in ACT's Subsidiaries, and except as set forth on Schedule 3.2 to the ACT Disclosure Letter, ACT does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Subsidiary of ACT that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each such Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Subsidiary of ACT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on ACT.

         SECTION 3.3 Capital Structure. The authorized capital stock of ACT consists of 200,000,000 ACT Common Shares and 50,000,000 preferred shares of beneficial interest, par value $.01 per share ("ACT Preferred Shares"), of which 350,000 are designated as Series A Junior Participating Preferred Shares, par value $.01 per share. On the date hereof, (i) 10,015,111 ACT Common Shares and no ACT Preferred Shares were issued and outstanding, (ii) no ACT Common Shares or ACT Preferred Shares were held by ACT in its treasury, (iii) 505,506 ACT Common Shares were reserved for issuance in connection with the AMRESCO Capital Trust 1998 Share Option and Award Plan (the "ACT Option Plan"), (iv) 1,479,511 ACT Common Shares were issuable upon exercise of outstanding options to purchase ACT Common Shares ("ACT Options") and (v) 250,002 ACT Common Shares were issuable upon exercise of outstanding warrants to purchase ACT Common Shares ("ACT Warrants"). On the date hereof, except as set forth above in this Section 3.3, no capital shares or other voting securities of ACT were issued, reserved for issuance or outstanding. There are no outstanding share appreciation rights relating to the capital shares of ACT. All outstanding capital shares of ACT are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The ACT Common Shares to be issued pursuant hereto have been duly authorized by ACT and, when issued, sold and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of ACT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of ACT may vote. Except for the ACT Options, ACT Warrants and the rights issuable under the Rights Agreement, dated as of February 25, 1999, between ACT and The Bank of New York, as rights agent (the "ACT Rights Plan"), and for the transactions contemplated hereby, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which ACT or any of its Subsidiaries is a party or by which such entity is bound, obligating ACT or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares, voting securities or other ownership interests of ACT or any of its Subsidiaries or obligating ACT or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on
Schedule 3.3 to the ACT Disclosure Letter, there are no outstanding contractual obligations of ACT or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital shares of ACT or any capital shares, voting securities or other ownership interests in any Subsidiary of ACT or make any material investment (in the form of a loan, capital contribution or otherwise) to any Person.

         SECTION 3.4 Authority; Noncontravention; Consents.

                  (a) ACT has the requisite power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the ACT Common Shares required to approve this Agreement and the transactions contemplated hereby (the "ACT Shareholder Approval"), to consummate the transactions contemplated hereby to which ACT is a party. The execution and delivery of this Agreement by ACT and the consummation by ACT of the transactions contemplated hereby to which ACT is a party have been duly authorized by all necessary action on the part of ACT, subject to approval of this Agreement pursuant to the ACT Shareholder Approval. This Agreement has been duly executed and delivered by ACT and, assuming the due authorization, execution and delivery hereof by ICH, constitutes valid and binding obligations of ACT, enforceable against ACT in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (b) Except as set forth in Schedule 3.4 to the ACT Disclosure Letter, the execution and delivery of this Agreement by ACT do not, and the consummation of the transactions contemplated hereby to which ACT is a party and compliance by ACT with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ACT or any of its Subsidiaries under, (i) the declaration of trust or the bylaws of ACT or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any of its Subsidiaries, each as amended or supplemented as of the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to ACT or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to ACT or any of its Subsidiaries, their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on ACT or (y) prevent the consummation of the Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to ACT or any of its Subsidiaries in connection with the execution and delivery of this Agreement by ACT or the consummation by ACT of the transactions contemplated hereby, except for (i) the filing by any Person in connection with any of the transactions contemplated hereby of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to the extent applicable,
(ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by ACT's and ICH's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (y) a registration statement on Form S- 4 (or other appropriate form) in connection with the registration of the ACT Common Shares to be issued in the Merger (as amended or supplemented from time to time, the "Registration Statement") and (z) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland and the Texas Articles of Merger with the

County Clerk of the County of Dallas, Texas and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, licenses and filings (A) as are set forth in Schedule 3.4 to the ACT Disclosure Letter, (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated hereby or otherwise prevent ACT from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect on ACT.

         SECTION 3.5 SEC Documents. ACT has timely filed all required reports, schedules, forms, statements and other documents (collectively, including all exhibits and schedules thereto and documents incorporated therein by reference, the "ACT SEC Documents") with the SEC. All of the ACT SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such ACT SEC Documents. None of the ACT SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later ACT SEC Documents.

         SECTION 3.6 Financial Statements. The consolidated financial statements of ACT included in the ACT SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of ACT as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 3.7 Absence of Certain Changes or Events. Except as disclosed in the ACT SEC Documents or in Schedule 3.7 to the ACT Disclosure Letter, since the date of the most recent financial statements included in the ACT SEC Documents and to the date of this Agreement, there has not been any change that would have a Material Adverse Effect on ACT, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in such a change, whether or not arising from transactions in the ordinary course of business.

         SECTION 3.8 No Undisclosed Liabilities. Except (a) as set forth in the ACT SEC Documents filed prior to the date of this Agreement, (b) as set forth in
Schedule 3.8 to the

ACT Disclosure Letter, (c) as incurred in the ordinary course of the business of ACT, (d) for the expenses incurred in connection with the transactions contemplated hereby or (e) for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters that are covered by other representations and warranties in this Agreement or otherwise identified in the ACT Disclosure Letter, neither ACT nor any of its Subsidiaries has any liabilities or obligations, whether arising out of contract, tort, statute or otherwise ("Liabilities"). The reserves reflected on ACT's balance sheet dated March 31, 1999 and the balance sheet dated December 31, 1998, as included, in each case, in the ACT SEC Documents, are appropriate and reasonable and have been calculated in a manner consistent with past practice.

         SECTION 3.9 No Defaults. Except as disclosed in Schedule 3.9 to the ACT Disclosure Letter, neither ACT nor any of its Subsidiaries is in violation or default under any provision of its declaration of trust, certificate of incorporation, bylaws, partnership agreement or other organizational documents, as applicable, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts that would constitute an event of default on the part of any of ACT or its Subsidiaries as defined in such documents that, with notice or lapse of time or both, would constitute a default, other than such violations or defaults that in the aggregate would not have a Material Adverse Effect on ACT.

         SECTION 3.10 Taxes.

                  (a) ACT and each of its Subsidiaries has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or ACT has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the ACT SEC Documents or in Schedule 3.10(a) to the ACT Disclosure Letter, the most recent financial statements contained in the ACT SEC Documents reflect an adequate reserve for all material Taxes payable by ACT (and by those Subsidiaries of ACT whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for ACT and each of its Subsidiaries, and all written communications relating thereto, have been delivered or made available to representatives of ICH. Since the date of the most recent financial statements included in the ACT SEC Documents, ACT has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither ACT nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of ACT, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon ACT. Except as set forth on Schedule 3.10(a) to the ACT Disclosure Letter, to the Knowledge of ACT, no deficiencies for any Taxes have been proposed, asserted or assessed against ACT or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                  (b) ACT (A) for all taxable years commencing with December 31, 1998 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending on December 31, 1999, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to ACT's Knowledge, no such challenge is pending or threatened. Each Subsidiary of ACT that is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Except as set forth on
Schedule 3.10(b) to the ACT Disclosure Letter, each Subsidiary of ACT that is a corporation for federal income tax purposes has been since its formation, and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Except as set forth on
Schedule 3.10(b) to the ACT Disclosure Letter, neither ACT nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service ("IRS") Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

         SECTION 3.11 Employee Matters. Except as set forth in Schedule 3.11 to the ACT Disclosure Letter:

                  (a) Schedule 3.11(a) to the ACT Disclosure Letter contains a true and complete list of each employee benefit plan, policy or agreement covering employees, former employees or directors of any of ACT or its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including without limitation any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employment, retention, severance or change in control agreement, in each case that is sponsored, maintained or contributed to or required to be contributed to by ACT or its Subsidiaries or by any trade or business, whether or not incorporated (an "ACT ERISA Affiliate") that, together with any of such Subsidiaries, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (collectively, the "ACT Benefit Plans"). Other than as set forth in Schedule 3.11(a) to the ACT Disclosure Letter, since December 31, 1998, there have been no new plans adopted, nor changes, additions or modification to any ACT Benefit Plan. As of the date hereof, neither ACT nor any of its Subsidiaries has any plans to adopt, change, add or modify any ACT Benefit Plan, nor has any such entity communicated with any current or former employer with respect thereto.

                  (b) With respect to each ACT Benefit Plan, ACT has previously delivered or made available to ICH or its representatives true and complete copies of the following: (i) the plan document and all amendments thereto (or, if such plan is unwritten, a true and complete summary of its terms); (ii) any related trust or other funding vehicle; (iii) if applicable, the two most recent IRS Forms 5500 and related attachments; (iv) if applicable, the most recent IRS determination letter; and
(v) any material correspondence or employee communications.

                  (c) All contributions and other payments required to have been made by ACT or one of its Subsidiaries to any ACT Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the financial statements in ACT's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "ACT First Quarter 10-Q").

                  (d) Each of the ACT Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or Section 501(c)(9) of the Code has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Each of the ACT Benefit Plans is and has been operated in all material respects in compliance with its terms and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

                  (e) With respect to the ACT Benefit Plans, individually and in the aggregate, no event has occurred, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject ACT, any of its Subsidiaries or any ACT ERISA Affiliate to any material liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which ACT, any of its Subsidiaries or any ACT ERISA Affiliate is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course.

                  (f) Other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the ACT Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than benefits the full cost of which is borne by such former employees.

                  (g) Except as otherwise disclosed to ICH, the consummation of the Merger will not, either alone or in combination with another event undertaken by ACT or any of its Subsidiaries prior to the date hereof, (i) entitle any current or former employee, agent, independent contractor or officer of ACT or its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer, agent or independent contractor or (iii) constitute a "change in control" under any ACT Benefit Plan.

         SECTION 3.12 Affiliate Transactions. Except as set forth in the ACT SEC Documents or in Schedule 3.12 to the ACT Disclosure Letter, there is no transaction and no transaction is now proposed, to which ACT or its Subsidiaries is or is to be a party in which any current shareholder (holding in excess of 5% of the ACT Common Shares or any securities convertible into or exchangeable for such shares), trust manager, director or executive officer of ACT or its Subsidiaries has a direct or indirect interest.

         SECTION 3.13 Financial Advisors. No broker, investment banker, financial advisor or other Person, other than Prudential Securities Incorporated and Deutsche Banc Alex. Brown (collectively, the "ACT Financial Advisors"), the fees and expenses of which have previously been disclosed to ICH and will be paid by ACT, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ACT or any of its Affiliates. Substantially concurrently herewith, ACT's Board of Trust Managers has received the opinion of each of the ACT Financial Advisors to the effect that, as of the date thereof, the Exchange Ratio is fair from a financial point of view.

         SECTION 3.14 Registration Statement and Proxy Statement. The information supplied or to be supplied by ACT or its Subsidiaries for inclusion in (a) the Registration Statement will not, either at the time it is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendment and supplement thereto, will not, either at the date mailed to shareholders of ACT or at the time of the ACT Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by ACT with respect to information supplied by ICH for inclusion therein.

         SECTION 3.15 Vote Required. The affirmative vote of at least a majority of the outstanding ACT Common Shares is the only vote of the holders of any class or series of ACT's capital shares necessary (under applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby; provided, however, that the amendment to ACT's Declaration of Trust to change the name of the Surviving Entity shall require the affirmative vote of at least two-thirds of the outstanding ACT Common Shares.

         SECTION 3.16 Anti-Takeover Statutes. ACT has taken all action necessary, if any, to exempt the transactions contemplated hereby from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws or similar statutes or regulations ("Anti-Takeover Statutes").

         SECTION 3.17 Full Disclosure. To the Knowledge of ACT, ACT has not failed to disclose to ICH any fact material to the business, properties, prospects, operations, financial condition or results of operations of ICH and its Subsidiaries, taken as a whole. To the Knowledge of ACT, no representation or warranty by ACT contained in this Agreement and no statement contained in any document (including historical financial statements and the ACT Disclosure Letter), certificate or other writing furnished or to be furnished by ACT to ICH or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Notwithstanding the foregoing or any other provision herein, ACT has made no representation or warranty with respect to any financial or other projections made by ACT.

         SECTION 3.18 Litigation. Except as disclosed in ACT SEC Documents filed with the SEC prior to the date hereof or in Schedule 3.18 to the ACT Disclosure Letter, there is no suit, action or proceeding pending, threatened in writing or, to ACT's Knowledge, otherwise threatened against or affecting ACT or any Subsidiary of ACT that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect on ACT or (B) materially delay or prevent the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ACT or any Subsidiary of ACT or any of their respective properties or assets having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         SECTION 3.19 Compliance with Laws. Except as disclosed in ACT SEC Documents filed with the SEC prior to the date hereof or as set forth in
Schedule 3.19 to the ACT Disclosure Letter, to the knowledge of ACT, neither ACT nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, and neither ACT nor any of its Subsidiaries has received notification of asserted present or past violation or failure to comply, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on ACT.

         SECTION 3.20 Indebtedness. Except as filed (or incorporated by reference) as an exhibit to ACT's Annual Report on Form 10-K for the year ended December 31, 1998 (the "ACT 1998 Form 10-K"), Schedule 3.20 to the ACT Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of ACT or any of its Subsidiaries, other than indebtedness payable to ACT or one of its Subsidiaries, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on July 1, 1999. For purposes of this Section 3.20 and Section 4.20, "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such indebtedness of any other Person.

         SECTION 3.21 Insurance. ACT and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which ACT reasonably believes provide full and adequate coverage for all normal risks incident to the business of ACT and its Subsidiaries and their respective properties and assets.

         SECTION 3.22 Investment Company Act. Neither ACT nor any of its Subsidiaries is (i) except as disclosed in the ACT SEC Documents, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

         SECTION 3.23 Material Contracts.

                  (a) Except as set forth in Schedule 3.23 to the ACT Disclosure Letter and other than contracts or agreements that are required to be filed and have been filed (or incorporated by reference) as an exhibit to the ACT 1998 Form 10-K (the "ACT Material Contracts"), there are no contracts or agreements that would have been required to be filed as an exhibit to an Annual Report on Form 10-K that are material to the business, properties, assets, financial position or results of operations of ACT and its Subsidiaries.

                  (b) The ACT Material Contracts are in full force and effect and are valid and enforceable, in accordance with their terms, obligations of ACT or its Subsidiaries, as the case may be, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and there are no breaches or defaults thereunder by ACT or its Subsidiaries which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on ACT, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by ACT or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on ACT.

         SECTION 3.24 Mortgage Backed Securities.

                  (a) Except as set forth on Schedule 3.24(a) to the ACT Disclosure Letter, ACT or one of its Subsidiaries is and shall be the sole owner of each of the mortgage backed securities ("MBS") identified in Schedule 3.24(a) to the ACT Disclosure Letter ("ACT MBS") and the related certificates and other instruments evidencing ownership of the ACT MBS (the "ACT MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than Liens pursuant to repurchase agreements or other warehouse financing.

                  (b) Except as set forth in Schedule 3.24(b) to the ACT Disclosure Letter, neither ACT or any of its Subsidiaries is in default in the performance of any of its obligations, whether as special servicer or otherwise, under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the "ACT Principal MBS Agreements") and has not received any notice of any default by any master or special servicer of any ACT MBS.

                  (c) Except as set forth in Schedule 3.24(c) to the ACT Disclosure Letter, for all ACT MBS, ACT has delivered to ICH a copy of each prospectus, offering circular or private placement memorandum relating to such ACT MBS.

                  (d) Except as set forth in Schedule 3.24(d) to the ACT Disclosure Letter, there are no agreements (other than the ACT Principal MBS Agreements) between ACT or any of its Subsidiaries and the master servicer or any special servicer with respect to any series of ACT MBS.

                  (e) Except as set forth in Schedule 3.24(e) to the ACT Disclosure Letter, there are no agreements between ACT or any of its Subsidiaries and other holders of any below investment grade ACT MBS.

                  (f) Except as set forth in Schedule 3.24(f) to the ACT Disclosure Letter with respect to each issue of the ACT MBS, ACT or one of its Subsidiaries, as the holder of the majority of the controlling class, has not waived any rights as to any specially serviced mortgage loan.

                  (g) Except as set forth in Schedule 3.24(g) to the ACT Disclosure Letter, with respect to each issue of the ACT MBS, ACT has not determined that any specially serviced assets have become corrected assets and has not received any written notice of any specially serviced assets which have become corrected assets.

         SECTION 3.25 Environmental Laws and Regulations.

                  (a) Except as set forth in Schedule 3.25(a) to the ACT Disclosure Letter or disclosed by ACT in the ACT SEC Documents filed prior to the date hereof, ACT and ACT's Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by ACT and ACT's Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACT. Except as set forth in
Schedule 3.25(a) to the ACT Disclosure Letter or disclosed by ACT in the ACT SEC Documents, since January 1, 1998 and prior to the date of this Agreement, neither ACT nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that ACT or any of ACT's Subsidiaries is not in such compliance, except where failures to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACT.

                  (b) Except as set forth in Schedule 3.25(b) to the ACT Disclosure Letter or disclosed by ACT in the ACT SEC Documents, there is no Environmental Claim pending or threatened in writing against ACT or any of ACT's Subsidiaries.

                  (c) As used in this Section 3.25 and Section 4.25:

                           (i) "Environmental Claim" means any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injury, bodily injury, wrongful death or penalties) arising our of, based on or resulting from (A) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned, leased or managed by ACT or ICH or any of their Subsidiaries, as the case may be; or (B) circumstances that form the basis of any violation or alleged violation of any Environmental Law;

                           (ii) "Environmental Laws" means all federal, state
and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health and safety, including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                           (iii) "Regulatory Entity" means any court or tribunal
of competent jurisdiction in any jurisdiction or any foreign, Federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality; and

                           (iv) "Hazardous Materials" means (A) any petroleum or
petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which ACT or ICH or any of their Subsidiaries, as the case may be, operate.

         SECTION 3.26 Properties.

                   (a) ACT or one of its Subsidiaries owns fee simple title (or where indicated, leasehold estates) to each of the real properties identified in the ACT SEC Documents or in Schedule 3.26 to the ACT Disclosure Letter (the "ACT Properties"), which are all of the real estate properties owned by them, in each case (except as provided below or as set forth on Schedule 3.26 to the ACT Disclosure Letter) free and clear of Liens. The ACT Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy in the applicable jurisdiction (collectively, "Property Restrictions") or Liens, except for ACT Permitted Liens. For purposes of this Agreement, "ACT Permitted Liens" means (i) Liens and Property Restrictions set forth in the ACT SEC Documents, (ii) Liens and Property Restrictions set forth in the ACT Disclosure Letter, (iii) Property Restrictions imposed or promulgated by law or any governmental body or authority generally with respect to real property, including zoning regulations, and listed in the ACT Disclosure Letter, (iv) Liens and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to ICH and listed in the ACT Disclosure Letter), and (v) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of or materially interfere with the use of any of the ACT Properties as currently contemplated subject thereto or affected thereby. Except as provided in Schedule 3.26 to the ACT Disclosure Letter, valid policies of title insurance have been issued insuring ACT's or its Subsidiary's fee simple title or leasehold estate to the ACT Properties in amounts at least equal to the fair market value of such ACT Properties at the time of the issuance of such policy, subject only to the matters disclosed above or in the ACT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in
Schedule 3.26 to the ACT Disclosure Letter, ACT has no Knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the ACT Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the ACT Properties as currently contemplated or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the ACT Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the ACT Properties issued by any Governmental Entity; (iii) of any material structural defects relating to any ACT Property; (iv) of any ACT Property whose building systems are not in working order in any material respect; (v) of any physical damage to any ACT Property for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration to any ACT Property the cost of which exceeds $50,000 or (vii) of items referred to in the foregoing clauses (iii), (iv), (v) and (vi) which in the aggregate for ACT and its Subsidiaries would not be reasonably likely to result in a Material Adverse Effect on ACT. Except as provided in Schedule 3.26 to the ACT Disclosure Letter, neither ACT nor any of its Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the ACT Properties, (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the ACT Properties or (C) a default exists or, with notice or lapse of time, or both, will exist under any lease (including any ground lease), mortgage, deed of trust or related document regarding an ACT Property or that any ACT Property is being foreclosed upon.

                  (b) All material leases and subleases for which ACT or any of its Subsidiaries is lessor or lessee (or sublessee) are identified in the ACT SEC Documents or in Schedule 3.26(b) to the ACT Disclosure Letter. Except as disclosed on Schedule 3.26(b) to the ACT Disclosure Letter, each such lease is in full force and effect and neither ACT nor any of its Subsidiaries has notice of any defense to the obligations of the lessor or lessee (or sublessee), as the case may be, thereunder or any material claim asserted or threatened by any person or entity, and except as disclosed on Schedule 3.26(b) to the ACT Disclosure Letter, the lessor or lessee (or sublessee), as the case may be, under each such lease or sublease has complied with its obligations under such lease or sublease in all material respects and neither ACT nor any of its Subsidiaries has Knowledge that a material default exists, or with notice or lapse of time or both, will exist by the lessee (or sublessee) or lessor under such lease.

         SECTION 3.27 Mortgage Loans.

                  (a) Except as set forth in Schedule 3.27(a) to the ACT Disclosure Letter, ACT or one of its Subsidiaries is the sole owner of each of the mortgage loans reflected in the most recent financial statements included in the ACT SEC Documents or made or acquired since such date (the "ACT Mortgage Loans") and is the sole owner or beneficiary of or under the related notes (the "ACT Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, environmental reports, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the ACT Mortgage Loans (the "ACT Mortgage Files"), except (i) any ACT Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any ACT Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case ACT or one of its Subsidiaries shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which ACT or such Subsidiary was entitled, in each case free and clear of any adverse claims or Liens.

                  (b) Except as set forth in Schedule 3.27(b) to the ACT Disclosure Letter, to the Knowledge of ACT, (i) the lien of each ACT Mortgage is subject only to "Permitted Exceptions" which consist of the following: (A) ACT Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the ACT Mortgage File; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on ACT; (ii) each ACT Mortgage Loan has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on ACT; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any ACT Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any ACT Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a Material Adverse Effect on ACT.

                  (c) Except as set forth in Schedule 3.27(c) to the ACT Disclosure Letter or in the applicable ACT Mortgage File, ACT has no Knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any ACT Mortgage Loan, ACT Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any ACT Mortgage or the related ACT Mortgage Note or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any ACT Mortgage or the related ACT Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on ACT.

         SECTION 3.28 Actions Taken Regarding the ACT Rights Plan. ACT has taken, or shall take prior to the Closing Date, all action necessary to amend the ACT Rights Plan to ensure that the execution and delivery of this Agreement and the Purchase Agreement, the taking of any other action or combination of actions or the consummation of the transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person to exercise or receive a distribution of rights certificates thereunder or acquire any property in respect of rights thereunder.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF ICH

         ICH represents and warrants to ACT as follows:

         SECTION 4.1 Organization, Standing and Corporate Power. ICH is a corporation, duly organized and validly existing under the MGCL and has the requisite power and authority to carry on its business as now being conducted. ICH is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on ICH.

         SECTION 4.2 Subsidiaries. Schedule 4.2 to the ICH Disclosure Letter (as defined below) sets forth each Subsidiary of ICH and the direct and/or indirect ownership interest therein of ICH and (A) all the outstanding shares of capital stock of each Subsidiary of ICH that is a corporation have been validly issued and are fully paid and nonassessable, are owned by ICH or one of its Subsidiaries free and clear of all Liens and (B) all equity interests in each of ICH's Subsidiaries that is a partnership, joint venture, limited liability company or trust are owned by ICH or one or more of its Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in ICH's Subsidiaries, and except as set forth on Schedule 4.2 to the ICH Disclosure Letter, ICH does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Subsidiary of ICH that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each such Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Subsidiary of ICH is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on ICH.

         SECTION 4.3 Capital Structure. The authorized capital stock of ICH consists of 46,217,295 shares of ICH Common Stock of which 3,782,705 shares are designated as Class A Common Stock, par value $.01 per share ("ICH Series A Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 shares are designated as Series A Junior Participating Preferred Stock, par value $.01 per share ("ICH Series A Preferred

Stock"), and 479,999 shares are designated as ICH Series B Preferred Stock. On the date hereof, (i) 8,418,200 shares of ICH Common, no shares of ICH Series A Common Stock, 479,999 shares of ICH Series B Preferred Stock and no shares of ICH Series A Preferred Stock were issued and outstanding, (ii) no shares of ICH Common Stock, ICH Series A Common Stock, ICH Series B Preferred Stock, ICH Series A Preferred Stock or ICH Preferred Stock were held by ICH in its treasury, (iii) 632,500 shares of ICH Common Stock were reserved for issuance in connection with the ICH Option Plan, (iv) 1,683,635 shares of ICH Common Stock were reserved for issuance in connection with the conversion of ICH Series B Preferred Stock and (v) 328,831 shares of ICH Common Stock were issuable upon exercise of outstanding ICH Options. On the date hereof, except as set forth above in this Section 4.3, no capital shares or other voting securities of ICH were issued, reserved for issuance or outstanding. There are no outstanding share appreciation rights relating to the capital shares of ICH. All outstanding capital shares of ICH are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of ICH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of ICH may vote. Except for the ICH Options and the rights issuable under the Rights Plan, dated as of October 7, 1998, between ICH and BankBoston, N.A., as rights agent (the "ICH Rights Plan"), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which ICH or any of its Subsidiaries is a party or by which such entity is bound, obligating ICH or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares, voting securities or other ownership interests of ICH or any of its Subsidiaries or obligating ICH or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of ICH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital shares of ICH or any capital shares, voting securities or other ownership interests in any Subsidiary of ICH or make any material investment (in the form of a loan, capital contribution or otherwise) to any Person.

         SECTION 4.4 Authority; Noncontravention; Consents.

                  (a) ICH has the requisite power and authority to enter into this Agreement and, subject to approval of this Agreement by the votes of the holders of shares of ICH Common Stock and, if not previously converted, ICH Series B Preferred Stock required to approve this Agreement and the transactions contemplated hereby (the "ICH Stockholder Approval" and, together with the ACT Shareholder Approval, the "Shareholder Approvals"), to consummate the transactions contemplated hereby to which ICH is a party. The execution and delivery of this Agreement by ICH and the consummation by ICH of the transactions contemplated hereby to which ICH is a party have been duly authorized by all necessary action on the part of ICH, subject to approval of this Agreement pursuant to the ICH Stockholder Approval. This Agreement has been duly executed and delivered by ICH and, assuming the due authorization, execution and delivery hereof by ACT, constitutes valid and binding obligations of ICH, enforceable against ICH in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (b) Except as set forth in Schedule 4.4 to the ICH Disclosure Letter, the execution and delivery of this Agreement by ICH do not, and the consummation of the transactions contemplated hereby to which ICH is a party and compliance by ICH with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ICH or any of its Subsidiary under, (i) articles of incorporation or bylaws of ICH or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other of ICH's Subsidiaries, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to ICH or any other of ICH's Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to ICH or any of ICH's Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on ICH or (y) prevent the consummation of the Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ICH or any of ICH's Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by ICH of any of the transactions contemplated hereby, except for (i) the filing by any Person in connection with any of the transactions contemplated hereby of a pre-merger notification and report form under the HSR Act to the extent applicable, (ii) the filing with the SEC of (x) the Proxy Statement and (y) such reports under
Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland and the Texas Articles of Merger with the County Clerk of the County of Dallas, Texas and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, licenses and filings as are set forth in Schedule 4.4 to the ICH Disclosure Letter or (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Merger or otherwise prevent ICH from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect on ICH.

         SECTION 4.5 SEC Documents. ICH has timely filed all required reports, schedules, forms, statements and other documents (collectively, including all exhibits and schedules thereto and documents incorporated therein by reference, the "ICH SEC Documents") with the SEC. All of the ICH SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such ICH SEC Documents. None of the ICH SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later ICH SEC Documents.

         SECTION 4.6 Financial Statements. The consolidated financial statements of ICH included in the ICH SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of ICH as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 4.7 Absence of Certain Changes or Events. Except as disclosed in the ICH SEC Documents or in Schedule 4.7 to the ICH Disclosure Letter, since the date of the most recent financial statements included in the ICH SEC Documents and to the date of this Agreement, there has not been any change that would have a Material Adverse Effect on ICH, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in such a change, whether or not arising from transactions in the ordinary course of business.

         SECTION 4.8 No Undisclosed Liabilities. Except (a) as set forth in the ICH SEC Documents filed prior to the date of this Agreement, (b) as set forth in
Schedule 4.8 to the ICH Disclosure Letter, (c) as incurred in the ordinary course of the business of ICH, (d) for the expenses incurred in connection with the transactions contemplated hereby or (e) for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters that are covered by other representations and warranties in this Agreement or otherwise identified in the ICH Disclosure Letter, neither ICH nor any of its Subsidiaries has any Liabilities. The reserves reflected on ICH's balance sheet dated March 31, 1999 and the balance sheet dated December 31, 1998, as included, in each case, in the ICH SEC Documents, are appropriate and reasonable and have been calculated in a manner consistent with past practice.

         SECTION 4.9 No Defaults. Except as disclosed in Schedule 4.9 to the ICH Disclosure Letter, neither ICH nor any of its Subsidiaries is in violation or default under any provision of its declaration of trust, certificate of incorporation, bylaws, partnership agreement or other organizational documents, as applicable, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts that would constitute an event of default on the part of any of ICH or its Subsidiaries as defined in such documents that, with notice or lapse of time or both, would constitute a default, other than such violations or defaults that in the aggregate would not have a Material Adverse Effect on ICH.

         SECTION 4.10 Taxes.

                  (a) ICH and each of its Subsidiaries has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or ICH has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the ICH SEC Documents or in Schedule 4.10(a) to the ICH Disclosure Letter, the most recent financial statements contained in the ICH SEC Documents reflect an adequate reserve for all material Taxes payable by ICH (and by those Subsidiaries of ICH whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for ICH and each of its Subsidiaries, and all written communications relating thereto, have been delivered or made available to representatives of ACT. Since the date of the most recent financial statements included in the ICH SEC Documents, ICH has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither ICH nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of ICH, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon ICH. Except as set forth on Schedule 4.10(a) to the ICH Disclosure Letter, to the Knowledge of ICH, no deficiencies for any Taxes have been proposed, asserted or assessed against ICH or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                  (b) ICH (A) for all taxable years commencing with December 31, 1997 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending upon the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to ICH's Knowledge, no such challenge is pending or threatened. Each Subsidiary of ICH that is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Except as set forth on
Schedule 4.10(b) to the ICH Disclosure Letter, each Subsidiary of ICH that is a corporation for federal income tax purposes has been since its formation, and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Except as set forth on Schedule 4.10(b) to the ICH Disclosure Letter, neither ICH nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

         SECTION 4.11 Employee Matters. Except as set forth in Schedule 4.11 to the ICH Disclosure Letter:

                  (a) Schedule 4.11(a) to the ICH Disclosure Letter contains a true and complete list of each employee benefit plan, policy or agreement covering employees, former employees or directors of any of ICH or its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including without limitation any employee benefit plans within the meaning of Section 3(3) of ERISA and any employment, retention, severance or change in control agreement, in each case that is sponsored, maintained or contributed to or required to be contributed to by ICH or its Subsidiaries or by any trade or business, whether or not incorporated (an "ICH ERISA Affiliate") that, together with any of such Subsidiaries, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (collectively, the "ICH Benefit Plans"). Other than as set forth in Schedule 4.11(a) to the ICH Disclosure Letter, since December 31, 1998, there have been no new plans adopted, nor changes, additions or modification to any ICH Benefit Plan. As of the date hereof, neither ICH nor any of its Subsidiaries has any plans to adopt, change, add or modify any ICH Benefit Plan, nor has any such entity communicated with any current or former employee with respect thereto.

                  (b) With respect to each ICH Benefit Plan, ICH has previously delivered or made available to ACT or its representatives true and complete copies of the following: (i) the plan document and all amendments thereto (or, if such plan is unwritten, a true and complete summary of its terms); (ii) any related trust or other funding vehicle; (iii) if applicable, the two most recent IRS Forms 5500 and related attachments; (iv) if applicable, the most recent IRS determination letter; and (v) any material correspondence or employee communications.

                  (c) All material contributions and other payments required to have been made by ICH or one of its Subsidiaries to any ICH Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the financial statements in ICH's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "ICH First Quarter 10-Q").

                  (d) Each of the ICH Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or Section 501(c)(9) of the Code has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Each of the ICH Benefit Plans is and has been operated in all material respects in compliance with its terms and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

                  (e) With respect to the ICH Benefit Plans, individually and in the aggregate, no event has occurred, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject ICH, any of its Subsidiaries or any ICH ERISA Affiliate to any material liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which ICH, any of its Subsidiaries or any ICH ERISA Affiliate is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course.

                  (f) Other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the ICH Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than benefits the full cost of which is borne by such former employees.

                  (g) Except as otherwise disclosed to ACT, the consummation of the Merger will not, either alone or in combination with another event undertaken by ICH or any of its Subsidiaries prior to the date hereof, (i) entitle any current or former employee, agent, independent contractor or officer of ICH or its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer, agent or independent contractor or (iii) constitute a "change in control" under any ICH Benefit Plan.

         SECTION 4.12 Affiliate Transactions. Except as set forth in the ICH SEC Documents or in Schedule 4.12 to the ICH Disclosure Letter, there is no transaction and no transaction is now proposed, to which ICH or its Subsidiaries is or is to be a party in which any current shareholder (holding in excess of 5% of the shares of ICH Common Stock or any securities convertible into or exchangeable for such shares), director or executive officer of ICH or its Subsidiaries has a direct or indirect interest.

         SECTION 4.13 Financial Advisors. No broker, investment banker, financial advisor or other Person, other than Banc of America Securities LLC and Jolson Merchant Partners, LLC, the fees and expenses of which have previously been disclosed to ACT and will be paid by ICH, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ICH or any of its Affiliates. Substantially concurrently herewith, the ICH Board of Directors has received the opinion of Banc of America Securities LLC to the effect that, on the date thereof, the consideration to be received by holders (other than Fortress Investment Group and its affiliates) of shares of ICH Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

         SECTION 4.14 Registration Statement and Proxy Statement. The information supplied or to be supplied by ICH or its Subsidiaries for inclusion in (a) the Registration Statement will not, either at the time it is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendment and supplement thereto, will not, either at the date mailed to shareholders of ICH or at the time of the ICH Stockholder Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by ICH with respect to information supplied by ACT for inclusion therein.

         SECTION 4.15 Vote Required. The (i) affirmative vote of at least a majority of the outstanding shares of ICH Common Stock and, if not previously converted, ICH Series B Preferred Stock, voting together as a single class (with each share of ICH Series B Preferred Stock entitled to the number of votes equal to the number of shares of ICH Common Stock into which it is convertible as of the record date for the ICH Stockholder Meeting), and (ii) if not previously converted, the affirmative vote of two-thirds of the outstanding shares of ICH Series B Preferred Stock, voting separately as a class are the only votes of the holders of any class or series of ICH's capital shares necessary (under applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby.

         SECTION 4.16 Anti-Takeover Statutes. ICH has taken all action necessary, if any, to exempt the transactions contemplated hereby from the operation of any Anti-Takeover Statutes.

         SECTION 4.17 Full Disclosure. To the Knowledge of ICH, ICH has not failed to disclose to ACT any fact material to the business, properties, prospects, operations, financial condition or results of operations of ICH and its Subsidiaries, taken as a whole. To the Knowledge of ICH, no representation or warranty by ICH contained in this Agreement and no statement contained in any document (including historical financial statements and the ICH Disclosure Letter), certificate or other writing furnished or to be furnished by ICH to ACT or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Notwithstanding the foregoing or any other provision herein, ICH has made no representation or warranty with respect to any financial or other projections made by ICH.

         SECTION 4.18 Litigation. Except as disclosed in ICH SEC Documents filed with the SEC prior to the date hereof or in Schedule 4.18 to the ICH Disclosure Letter, there is no suit, action or proceeding pending, threatened in writing or, to ICH's Knowledge, otherwise threatened against or affecting ICH or any Subsidiary of ICH that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect on ICH or (B) materially delay or prevent the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ICH or any Subsidiary of ICH or any of their respective properties or assets having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         SECTION 4.19 Compliance with Laws. Except as disclosed in the ICH SEC Documents filed with the SEC prior to the date hereof or as set forth in
Schedule 4.19 to the ICH Disclosure Letter, to the Knowledge of ICH, neither ICH nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, and neither ICH nor any of its Subsidiaries has received notification of asserted present or past violation or failure to comply, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on ICH.

         SECTION 4.20 Indebtedness. Except as filed (or incorporated by reference) as an Exhibit to ICH's Annual Report on Form 10-K for the year ended December 31, 1998 (the "ICH 1998 Form 10-K"), Schedule 4.20 to the ICH Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of ICH or any of its Subsidiaries, other than indebtedness payable to ICH or one of its Subsidiaries, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on July 1, 1999.

         SECTION 4.21 Insurance. ICH and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which ICH reasonably believes provide full and adequate coverage for all normal risks incident to the business of ICH and its Subsidiaries and their respective properties and assets.

         SECTION 4.22 Investment Company Act. Neither ICH nor any of its Subsidiaries is (i) except as disclosed in the ICH SEC Documents, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company ACT of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

         SECTION 4.23 Material Contracts.

                  (a) Except as set forth in Schedule 4.23(a) to the ICH Disclosure Letter and other than contracts or agreements that are required to be filed and have been filed (or incorporated by reference) as an exhibit to the ICH 1998 Form 10-K (the "ICH Material Contracts"), there are no contracts or agreements that would have been required to be filed as an exhibit to an Annual Report on Form 10-K that are material to the business, properties, assets, financial position or results of operations of ICH and its Subsidiaries.

                  (b) The ICH Material Contracts are in full force and effect and are valid and enforceable, in accordance with their terms, obligations of ICH or its Subsidiaries, as the case may be, enforceable against ICH in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and there are no breaches or defaults thereunder by ICH which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on ICH, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the ICH which constitutes a Material Adverse Effect on ICH.

         SECTION 4.24 Mortgage Backed Securities.

                  (a) Except as set forth on Schedule 3.24(a) to the ICH Disclosure Letter, ICH or one of its Subsidiaries is and shall be the sole owner of each of the MBS identified in Schedule 4.24(a) to the ICH Disclosure Letter ("ICH MBS") and the related certificates and other instruments evidencing ownership of the ICH MBS (the "ICH MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than Liens pursuant to repurchase agreements or other warehouse financing.

                  (b) Except as set forth in Schedule 4.24(b) to the ICH Disclosure Letter, neither ICH nor any of its Subsidiaries is in default in the performance of any of its obligations, whether as special servicer or otherwise, under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the ICH MBS or the servicing of the mortgage loans underlying the ICH MBS (the "ICH Principal MBS Agreements") and has not received any notice of any default by any master or special servicer of any ICH MBS.

                  (c) Except as set forth in Schedule 4.24(c) to the ICH Disclosure Letter, for all ICH MBS, ICH has delivered or made available to ACT a copy of each prospectus, offering circular or private placement memorandum relating to such ICH MBS.

                  (d) Except as set forth in Schedule 4.24(d) to the ICH Disclosure Letter, there are no agreements (other than the ICH Principal MBS Agreements) between ICH or any of its Subsidiaries and the master servicer or any special servicer with respect to any series of ICH MBS.

                  (e) Except as set forth in Schedule 4.24(e) to the ICH Disclosure Letter, there are no agreements between the ICH or any of its Subsidiaries and other holders of any below investment grade ICH MBS.

                  (f) Except as set forth in Schedule 4.24(f) to the ICH Disclosure Letter with respect to each issue of the ICH MBS, ICH or one of its Subsidiaries, as the holder of the majority of the controlling class, has not waived any rights as to any specially serviced mortgage loan.

                  (g) Except as set forth in Schedule 4.24(g) to the ICH Disclosure Letter, with respect to each issue of the ICH MBS, ICH has not determined that any specially serviced assets have become corrected assets and has not received any written notice of any specially serviced assets which have become corrected assets.

         SECTION 4.25 Environmental Laws and Regulations.

                  (a) Except as set forth in Schedule 4.25(a) to the ICH Disclosure Letter or disclosed by ICH in the ICH SEC Documents filed prior to the date hereof, ICH and ICH's Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by ICH and ICH's Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance, individually or in the aggregate, would not reasonably be expected have a Material Adverse Effect on ICH. Except as set forth in Schedule 4.25(a) to the ICH Disclosure Letter or disclosed by ICH in the ICH SEC Documents, since January 1, 1998 and prior to the date of this Agreement, neither ICH nor any of the Subsidiaries has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that ICH or any of its Subsidiaries is not in such compliance, except where failures to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ICH.

                  (b) Except as set forth in Schedule 4.25(b) to the ICH Disclosure Letter or disclosed by ICH in the ICH SEC Documents, there is no Environmental Claim pending or threatened in writing against ICH or any of ICH's Subsidiaries.

         SECTION 4.26 Properties.

                  (a) ICH or one of its Subsidiaries owns fee simple title (or where indicated, leasehold estates) to each of the real properties identified in the ICH SEC Documents or in

Schedule 4.26(a) of the ICH Disclosure Letter (the "ICH Properties"), which are all of the real estate properties owned by them, in each case (except as provided below or as set forth on Schedule 4.26(a) of the ICH Disclosure Letter) free and clear of Liens. The ICH Properties are not subject to any Property Restrictions or Liens, except for ICH Permitted Liens. For purposes of this Agreement, "ICH Permitted Liens" means (i) Liens and Property Restrictions as set forth in the ICH SEC Documents, (ii) Liens and Property Restrictions set forth in the ICH Disclosure Letter, (iii) Property Restrictions imposed or promulgated by law or any governmental body or authority generally with respect to real property, including zoning regulations, and listed in the ICH Disclosure Letter, (iv) Liens and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to ACT and listed in the ICH Disclosure Letter), and (v) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of or materially interfere with the use of any of the ICH Properties as currently contemplated subject thereto or affected thereby. Except as provided in Schedule 4.26(a) of the ICH Disclosure Letter, valid policies of title insurance have been issued insuring ICH's or its applicable Subsidiary's fee simple title or leasehold estate to the ICH Properties in amounts at least equal to the fair market value of such ICH Properties at the time of the issuance of such policy, subject only to the matters disclosed above or in the ICH Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in Schedule 4.26(a) of the ICH Disclosure Letter, ICH has no Knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the ICH Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the ICH Properties as currently contemplated or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the ICH Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the ICH Properties issued by any Governmental Entity; (iii) of any material structural defects relating to any ICH Property; (iv) of any ICH Property whose building systems are not in working order in any material respect; (v) of any physical damage to any ICH Property for which there is no insurance in effect covering the cost of the restoration;
(vi) of any current renovation or uninsured restoration to any ICH Property the cost of which exceeds $50,000; or (vii) of items referred to in the foregoing clauses (iii), (iv), (v) and (vi) which in the aggregate for ICH and its Subsidiaries would not be reasonably likely to result in a Material Adverse Effect on ICH. Except as provided in Schedule 4.27(a) of ICH's Disclosure Letter, neither ICH nor any of its Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the ICH Properties, (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the ICH Properties or (C) a default exists or, with notice or lapse of time, or both, will exist under any lease (including any ground lease), mortgage, deed of trust or related document regarding an ICH Property or that any ICH Property is being foreclosed upon.

                  (b) All material leases and subleases for which ICH or any of its Subsidiaries is lessor or lessee (or sublessee) are identified in the ICH SEC Documents or in Schedule 4.26(b) to the ICH Disclosure Letter. Except as disclosed on Schedule 4.26(b) of the ICH Disclosure Letter, each such lease is in full force and effect and neither ICH nor any of its Subsidiaries has notice of any defense to the obligations of the lessor or lessee (or sublessee), as the case may be, thereunder or any material claim asserted or threatened by any person or entity, and except as disclosed on Schedule 4.26(b) of the ICH Disclosure Letter, the lessor or lessee (or sublessee), as the case may be, under each such lease or sublease has complied with its obligations under such lease or sublease in all material respects and neither ICH nor any of its Subsidiaries has Knowledge that a material default exists, or with notice or lapse of time or both, will exist by the lessee (or sublessee) under such lease.

         SECTION 4.27 Mortgage Loans.

                  (a) Except as set forth in Schedule 4.27(a) of the ICH Disclosure Letter, ICH or one of its Subsidiaries is the sole owner of each of the mortgage loans reflected in the most recent financial statements included in the ICH SEC Documents or made or acquired since such date (the "ICH Mortgage Loans") and is the sole owner or beneficiary of or under the related notes (the "ICH Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, environmental reports, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the ICH Mortgage Loans (the "ICH Mortgage Files"), except
(i) any ICH Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any ICH Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case ICH or one of its Subsidiaries shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which ICH or such Subsidiary was entitled, in each case free and clear of any adverse claims or Liens.

                  (b) Except as set forth in Schedule 4.27(b) of the ICH Disclosure Letter, to the Knowledge of ICH, (i) the lien of each ICH Mortgage is subject only to "Permitted Exceptions" which consist of the following: (A) ICH Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the ICH Mortgage File; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on ICH; (ii) each ICH Mortgage Loan has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on ICH; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any ICH Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any ICH Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a Material Adverse Effect on ICH.

                  (c) Except as set forth in Schedule 4.27(c) of the ICH Disclosure Letter or in the applicable ICH Mortgage File, ICH has no Knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any ICH Mortgage Loan, ICH Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any ICH Mortgage or the related ICH Mortgage Note or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any ICH Mortgage or the related ICH Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on ICH.

         SECTION 4.28 Actions Taken Regarding the ICH Rights Plan. ICH has taken, or shall take prior to the Closing Date, all action necessary to amend the ICH Rights Plan to ensure that the execution and delivery of this Agreement and the Purchase Agreement, the taking of any other action or combination of actions or the consummation of the transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person to exercise or receive a distribution of rights certificates thereunder or acquire any property in respect of rights thereunder.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1 Conduct of Business by ACT. During the period from the date of this Agreement to the Effective Time, ACT shall, and shall cause (or, in the case of its Subsidiaries that ACT does not control, shall use commercially reasonable efforts to cause) its Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as expressly permitted or contemplated by this Agreement, as shall be consented by ICH (which consent shall not be unreasonably withheld) or as set forth in Schedule 5.1 to the ACT Disclosure Letter, ACT shall not and shall cause (or, in the case of its Subsidiaries that it does not control, shall use commercially reasonable efforts to cause) its Subsidiaries not to (and not to authorize or commit or agree to):

                  (a) (i) except for dividends paid on ACT Common Shares in the ordinary course of ACT's business, consistent with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of any of ACT's capital shares, (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital shares or partnership interests or (iii) purchase, redeem or otherwise acquire any capital shares of ACT or any options, warrants or rights to acquire, or security convertible into, such capital shares or partnership interests;

                  (b) except in connection with the exercise of stock options or issuance of shares pursuant to stock rights outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any capital shares, any other voting securities (including partnership interests) of ACT or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to ACT or one of its Subsidiaries;

                  (c) except as otherwise contemplated by this Agreement, amend the declaration of trust or articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of ACT or any of its Subsidiaries;

                  (d) merge or consolidate with any Person;

                  (e) except as contractually required pursuant to the terms of agreements existing on the date hereof, in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of ACT, its Subsidiaries, or any combination thereof in excess of $100,000: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein;
(ii) subject to any Lien or sell, lease or otherwise dispose of any material assets or assign or encumber the right to receive income, dividends, distributions and the like except pursuant to contracts or agreements in effect at the date of this Agreement and set forth on Schedule 5.1 to the ACT Disclosure Letter; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to ACT or its Subsidiaries that have been previously delivered to ICH; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of ACT, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

                  (f) make or rescind any Tax election (unless required by law or necessary to preserve ACT's status as a REIT or the status of any of its Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be);

                  (g) (i) change in any material manner any of its methods, principles or practices of accounting or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

                  (h) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

                  (i) except as contractually required pursuant to the terms of agreements existing on the date hereof, pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ACT included in the ACT SEC Documents or incurred in the ordinary course of business consistent with past practice;

                  (j) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby; and

                  (k) enter into any new agreements or arrangements with Persons that are Affiliates or, as of the date hereof, are executive officers, directors or trust managers of ACT or any of its Subsidiaries.

         SECTION 5.2 Conduct of Business by ICH. During the period from the date of this Agreement to the Effective Time, ICH shall, and shall cause (or, in the case of its Subsidiaries that ICH does not control, shall use commercially reasonable efforts to cause) its Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as expressly permitted or contemplated by this Agreement, as shall be consented by ACT (which consent shall not be unreasonably withheld) or as set forth in Schedule 5.2 to the ICH Disclosure Letter, ICH shall not and shall cause (or, in the case of its Subsidiaries that it does not control, shall use commercially reasonable efforts to cause) its Subsidiaries not to (and not to authorize or commit or agree to):

                  (a) (i) except for dividends paid on ICH Common Stock or ICH Series B Preferred Stock in the ordinary course of ICH's business, consistent with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of any of ICH's capital shares other than the dividend required to be paid pursuant to Section 2.4(a), (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital shares or partnership interests or (iii) purchase, redeem or otherwise acquire any capital shares of ICH or any options, warrants or rights to acquire, or security convertible into, such capital shares or partnership interests;

                  (b) except in connection with the exercise of stock options or issuance of shares pursuant to stock rights outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any capital shares, any other voting securities (including partnership interests) of ICH or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to ICH or one of its Subsidiaries;

                  (c) except as otherwise contemplated by this Agreement, amend the declaration of trust or articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of ICH or any of its Subsidiaries;

                  (d) merge or consolidate with any Person;

                  (e) except as contractually required pursuant to the terms of agreements existing on the date hereof, or as otherwise contemplated by Section 7.3(h) hereof, in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of ICH, its Subsidiaries, or any combination thereof in excess of $100,000: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Lien or sell, lease or otherwise dispose of any material assets or assign or encumber the right to receive income, dividends, distributions and the like except pursuant to contracts or agreements in effect at the date of this Agreement and set forth on Schedule 5.2 to the ICH Disclosure Letter; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to ICH or its Subsidiaries that have been previously delivered to ICH; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of ICH, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

                  (f) make or rescind any Tax election (unless required by law or necessary to preserve ICH's status as a REIT or the status of any of its Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be);

                  (g) (i) change in any material manner any of its methods, principles or practices of accounting or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

                  (h) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

                  (i) except as contractually required pursuant to the terms of agreements existing on the date hereof, pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ICH included in the ICH SEC Documents or incurred in the ordinary course of business consistent with past practice;

                  (j) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby; and

                  (k) enter into any new agreements or arrangements with Persons that are Affiliates or, as of the date hereof, are executive officers or directors of ICH or any of its Subsidiaries.

         SECTION 5.3 Other Actions. Each of ACT and ICH shall not, and shall use commercially reasonable efforts to cause its respective Subsidiaries and joint ventures not to, take any action that would result in (i) any of the representations and warranties of such party

(without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

         SECTION 6.1 Preparation of the Registration Statement and the Proxy
                     Statement; Shareholder Meetings.

                  (a) As soon as practicable following the date of this Agreement, ACT and ICH shall prepare and file with the SEC a preliminary Proxy Statement in form and substance reasonably satisfactory to each of ICH and ACT, and ACT shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of ACT and ICH shall use its reasonable commercial efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of ACT and ICH will use its reasonable commercial efforts to cause the Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, ICH or ACT, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of ICH and ACT such amendment or supplement. The Proxy Statement shall, subject to Section 6.7(b), include the recommendations of the Board of Directors of ICH and the Board of Trust Managers of ACT in favor of approval of this Agreement and the transactions contemplated hereby. ACT also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the ACT Common Shares pursuant to the Merger, and ICH shall furnish all information concerning ICH and the holders of shares of ICH Common Stock and rights to acquire such shares pursuant to the ICH Option Plan as may be reasonably requested in connection with any such action. ACT will use its reasonable commercial efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated hereby.

                  (b) ACT will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of ACT), duly call, give notice of, convene and hold a meeting of its shareholders (the "ACT Shareholder Meeting") for the purpose of obtaining the ACT Shareholder Approval. Subject to Sections 6.1(a) and 6.7, ACT will, through its Board of Trust Managers, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby.

                  (c) ICH will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the stockholders of ICH), duly call, give notice of, convene and hold a meeting of its stockholders (the "ICH Stockholder Meeting") for the purpose of obtaining the ICH Stockholder Approval. Subject to Sections 6.1(a) and 6.7, ICH will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby.

         SECTION 6.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of ACT and ICH shall, and shall cause each of its respective Subsidiaries and joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of ACT and ICH shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of ACT and ICH will hold, and will use commercially reasonable efforts to cause its and its respective Subsidiaries and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreements between ACT and ICH (the "Confidentiality Agreements").

         SECTION 6.3 Commercially Reasonable Efforts; Notification.

                  (a) Subject to the terms and conditions herein provided, ACT and ICH shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (iii) use commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to ACT and ICH; and (iv) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors or trust managers, as the case may be, of ACT and ICH shall use commercially reasonable efforts to take all such necessary action.

                  (b) ACT shall give prompt notice to ICH, and ICH shall give prompt notice to ACT, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 6.4 Affiliates. Prior to the Closing Date, ICH shall deliver to ACT a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of ICH, "affiliates" of ICH for purposes of Rule 145 under the Securities Act. ICH shall use its commercially reasonable efforts to cause each such Person to deliver to ACT on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C hereto.

         SECTION 6.5 Tax Treatment. Each of ICH and ACT shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 7.2(e) and 7.3(e).

         SECTION 6.6 Board of Trust Managers. ACT shall take all steps necessary to change the number of trust managers of ACT from seven trust managers to eight trust managers effective as of the Effective Time and to fill the vacancies in accordance with Section 1.6.

         SECTION 6.7 Board Recommendations.

                  (a) In connection with the Merger and the Shareholder Approvals, the Board of Trust Managers of ACT and the Board of Directors of ICH shall (i) subject to Section 6.7(b) hereof, recommend to the holders of ACT Common Shares and ICH Stock, respectively, to vote in favor of the Merger and use all commercially reasonable efforts to obtain the necessary approvals by the shareholders of ACT and the stockholders of ICH, as the case may be, of this Agreement and (ii) otherwise comply with all legal requirements applicable to such approval.

                  (b) Neither the Board of Trust Managers of ACT nor the Board of Directors of ICH nor any committee thereof shall, except as expressly permitted by this Section 6.7 (b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the other party to this Agreement, the approval or recommendation of their respective Boards or such committees of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as defined below) from a third party (an "Alternative Transaction"), or (iii) cause ACT or ICH, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, if the Board of Trust Managers of ACT or the Board of Directors of ICH, as the case may be, determines in good faith, after such Board has received a Superior Proposal (as defined below), in compliance with Section 6.8, and after receiving advice from outside counsel as to its fiduciary duties to its respective shareholders or stockholders, as the case may be, under applicable law, such Board may (subject to this Section 6.7(b)) inform its shareholders or stockholders, as the case may be, that it no longer believes that the Merger is advisable and no longer recommends approval of the Merger (a "Subsequent Determination") and enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day following receipt by the other party to this Agreement of written notice advising such other party that such Board has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal, identify the person making such Superior Proposal and state that such Board intends to make a Subsequent Determination. During such three-business day period, the party intending to make such Subsequent Determination shall provide an opportunity for the other party hereto to propose such adjustments to the terms and conditions of this Agreement as would enable the party intending to make such Subsequent Determination to proceed with its recommendation to its shareholders or stockholders, as the case may be, without a Subsequent Determination; provided, however, that the acceptance of any such proposed adjustment shall be at the sole discretion of the Board that has received a Superior Proposal, exercised in good faith, and this Agreement shall be amended to reflect any such accepted adjustments. ACT and ICH hereby acknowledge and agree that the other party hereto may enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with this Section 6.7, whether or not this Agreement is terminated, and that, in the event that either ACT or ICH enters into an Acquisition Agreement with respect to a Superior Proposal in accordance with this Section 6.7(b), neither the other party hereto nor the parties to such Acquisition Agreement may propose or enter into any adjustments to the terms and conditions of this Agreement or such Acquisition Agreement, respectively. Notwithstanding the foregoing, unless this Agreement is earlier terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the shareholders of ACT and the stockholders of ICH whether or not the their respective Boards have made a Subsequent Determination. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction that the Board of Trust Managers of ACT or the Board of Directors of ICH, as the case may be, determines in its good faith judgment (based on, among other things, the written advice of an independent financial advisor) to be more favorable to its respective shareholders or stockholders, as the case may be, than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of such Board, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by the other party hereto in response to such Alternative Transaction). Nothing contained in this
Section 6.7 or any other provision hereof shall prohibit either ACT or ICH or their respective Boards from (x) taking and disclosing to their shareholders or stockholders, as the case may be, pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a third party, which is consistent with its obligations hereunder, or (y) making such disclosure to their shareholders or stockholders, as the case may be, as, in the good faith judgment of the applicable Board after receiving advice from outside counsel, is consistent with its obligations hereunder and is required by applicable law; provided that ACT and ICH may not, except as provided by this
Section 6.7, withdraw, qualify or modify, in a manner adverse to the other party hereto, the approval or recommendation of its board of trust managers or board of directors, respectively, of the Merger or this Agreement.

         SECTION 6.8 Acquisition Proposals. Each of ACT and ICH shall not, nor shall it authorize or permit any of its Subsidiaries or agents, affiliates, employees, advisors or representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the ACT Board of Trust Managers or the ICH Board of Directors, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal to the extent that (A) the ACT Board of Trust Managers or the ICH Board of Directors, as the case may be, based upon the advice of outside legal counsel, determines in good faith that such action is required for it to comply with its fiduciary obligations to its shareholders or stockholders, as the case may be, under applicable Texas or Maryland law, as the case may be, (B) prior to taking such action, ACT or ICH, as the case may be, receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (C) the applicable Board concludes in good faith, after receiving advice from its independent financial advisor, that the Acquisition Proposal is a Superior Proposal. The party hereto receiving such unsolicited Acquisition Proposal shall provide immediate oral and written notice to the other party hereto of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry, (d) its intention to furnish information to, or enter into discussions or negotiations with, such person or entity and (e) subject to the fiduciary duties of its Board under applicable law, shall continue to keep such other party informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving ACT or ICH, as the case may be, or any purchase or other acquisition of all or any significant portion of the assets of such party or any equity interest in such party.

         SECTION 6.9 Public Announcements. ICH and ACT will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         SECTION 6.10 Letters of Accountants.

                  (a) ACT shall use its commercially reasonable efforts to cause to be delivered to ICH "comfort" letters of Deloitte & Touche LLP, ACT's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to ICH, in form and substance reasonably satisfactory to ICH and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) ICH shall use its commercially reasonable efforts to cause to be delivered to ACT "comfort" letters of KPMG LLP, ICH's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to ACT, in form and substance reasonably satisfactory to ACT and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         SECTION 6.11 Indemnification.

                  (a) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, ACT shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, trust manager or director of ICH or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of ICH or any of its Subsidiaries at or prior to the Effective Time, including matters based on or arising out of or pertaining to this Agreement or the transactions contemplated hereby ("Indemnified Liabilities"), in each case to the full extent ICH would have been permitted under applicable law and its charter documents to indemnify the Indemnified Parties (and ACT shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 6.11 (a)). Any Indemnified Parties proposing to assert the right to be indemnified under this
Section 6.11 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 6.11 against ACT, notify ACT of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify ACT of its commencement, ACT will be entitled to participate in and, to the extent that ACT elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from it to the Indemnified Parties of its election to assume the defense, ACT will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If ACT assumes the defense, ACT shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that ACT shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that ACT, in the defense of any such action shall not, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by ACT, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to ACT, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and ACT (in which case ACT will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) ACT has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of ACT. It is understood that ACT shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by ACT, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which ACT shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. ACT will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                  (b) In the event that ACT or any of it respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 6.11, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each Indemnified Party covered hereby.

                  (c) For a period of six years from the Effective Date, ACT shall use its commercially reasonable efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the persons currently covered by either ACT's or ICH's directors' and officers' liability insurance policy with respect to claims against such officers, trust managers and directors arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage, and contain terms and conditions that in all material respects are no less advantageous, as that coverage currently provided by ICH; provided, however, that (i) such officers, trust managers and directors may be required to make application and provide customary representations and warranties to ACT's insurance carrier for the purpose of obtaining such insurance; (ii) such coverage will have a single aggregate limit of liability for such six-year period in an amount not less than the annual aggregate limit of liability of such coverage currently provided by ICH and (iii) in no event shall ACT be required to expend or maintain or procure insurance coverage pursuant to this
Section 6.11(c) in any amount per annum in excess of 150% of its annual premiums for the twelve-month period ended December 31, 1998 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased for the Maximum Premium.

                  (d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of ACT.

         SECTION 6.12 Transfer and Gains Taxes. ACT and ICH shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with, and are solely and directly related to, the transactions contemplated hereby (together with any related interest, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, ACT or ICH shall cause the Surviving Entity to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of ICH Stock, all Transfer and Gains Taxes (other than any such taxes that are solely the liability of the holders of ICH Stock under applicable state law).

         SECTION 6.13 Coordination of Dividends. Each of ACT and ICH shall coordinate with the other regarding the declaration and payment of dividends in respect of ACT Common Shares and ICH Stock and the record dates and payment dates relating thereto, it being the intention of ACT and ICH that any holder of ACT Common Shares or ICH Stock, as the case may be, shall not receive two dividends, or fail to receive one dividend, for any single calender quarter with respect to such holder's ACT Common Shares or ICH Stock.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger and to consummate the other transactions contemplated hereby contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                  (a) The Merger set forth in this Agreement shall have been approved and adopted by the Shareholder Approvals.

                  (b) The New York Stock Exchange or The Nasdaq Stock Market shall have approved for listing the ACT Common Shares to be issued in the Merger, subject to official notice of issuance.

                  (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                  (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                  (e) ACT shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the ACT Common Shares pursuant to this Agreement.

                  (f) The transactions contemplated by the Purchase Agreement shall have been consummated prior to, or are being consummated simultaneously with, the Merger.

                  (g) All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (h) The management agreement of ACT with FIC Management, Inc. to be effective at the Effective Time shall be amended and restated to read substantially in the form of Exhibit D hereto.

         SECTION 7.2 Conditions to Obligations of ICH. The obligations of ICH to effect the Merger and to consummate the other transactions contemplated hereby contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by ICH:

                  (a) The representations and warranties of ACT set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and ICH shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of ACT contained herein are so qualified) signed on behalf of ACT by its chief executive officer or chief financial officer to such effect. This condition shall be deemed satisfied unless any or all breaches of ACT's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) could reasonably be expected to have a Material Adverse Effect on ACT.

                  (b) ACT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and ICH shall have received a certificate signed on behalf of ACT by its chief executive officer or its chief financial officer to such effect.

                  (c) Since the date of this Agreement, there shall have been no change that could reasonably be expected to have a Material Adverse Effect on ACT, and ICH shall have received a certificate signed on behalf of ACT by its chief executive officer or chief financial officer to such effect.

                  (d) ICH shall have received an opinion of Locke Liddell & Sapp LLP, counsel to ACT, dated as of the Closing Date, reasonably satisfactory to ICH, that, commencing with its taxable year ended December 31, 1998 through the Closing Date, ACT was organized in conformity with the requirements for qualification as a REIT under the Code and has so qualified during such period, and that, after giving effect to the transactions contemplated hereby, ACT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code during such period (with customary exceptions, assumptions and qualifications and based upon customary representations).

                  (e) ICH shall have received an opinion dated as of the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to ICH, to the effect that the Merger will qualify as a reorganization under the provisions of
Section 368(a) of the Code (with customary exceptions, assumptions, qualifications and based upon customary representations).

                  (f) All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect on ICH or ACT.

                  (g) ICH shall have received an opinion from Locke Liddell & Sapp LLP, legal counsel to ACT, substantially in the form attached hereto as Exhibit E (with customary exceptions, assumptions, qualifications and based upon customary representations).

         SECTION 7.3 Conditions to Obligations of ACT. The obligation of ACT to effect the Merger and to consummate the other transactions contemplated thereby contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by ACT:

                  (a) The representations and warranties of ICH set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and ACT shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of ICH contained herein are so qualified) signed on behalf of ICH by its chief executive officer or chief financial officer to such effect. This condition shall be deemed satisfied unless any or all breaches of ICH's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) could reasonably be expected to have a Material Adverse Effect on ICH.

                  (b) ICH shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and ACT shall have received a certificate signed on behalf of ICH by its chief executive officer or chief financial officer to such effect.

                  (c) Since the date of this Agreement, there shall have been no change that could reasonably be expected to have a Material Adverse Effect on ICH, and ACT shall have received a certificate signed on behalf of ICH by its chief executive officer or chief financial officer to such effect.

                  (d) ACT shall have received an opinion of Brown & Wood LLP, tax counsel to ICH, dated as of the Closing Date, reasonably satisfactory to ACT, that, commencing with its taxable year ended December 31, 1997 through the Closing Date, ICH was organized in conformity with the requirements for qualification as a REIT under the Code and has so qualified during such period (with customary exceptions, assumptions and qualifications and based upon customary representations). Locke Liddell & Sapp LLP will be entitled to rely upon such opinion in connection with its opinion to be delivered pursuant to
Section 7.2(d).

                  (e) ACT shall have received an opinion dated as of the Closing Date from Locke Liddell & Sapp LLP, counsel to ACT, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code (with customary exceptions, assumptions, qualifications and based upon customary representations).

                  (f) All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect on ICH or ACT.

                  (g) ACT shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to ICH, or local Maryland counsel to ICH acceptable to ACT, substantially in the form attached hereto as Exhibit F (with customary exceptions, assumptions, qualifications and based upon customary representations).

                  (h) Either (x) the Average Closing Price shall be equal to or greater than $7.40 or (y) ICH Aggregate Cash shall be not less than $75,000,000. For purposes of this condition, "ICH Aggregate Cash" shall mean the aggregate of the cash and cash equivalents as shown on the consolidated balance sheet of ICH prepared in accordance with GAAP and certified by the chief financial officer of ICH (the "Closing Balance Sheet"), dated as of the fifth Trading Day prior to the Closing Date (the "Closing Cash Amount"), and shall (i) include $25,000,000 attributable to the Impac CMB Trust 1998-C1 asset and the net value (after deducting related debt) from the Interest Only Securities (as defined therein),
(ii) exclude cash or cash equivalents obtained by ICH from sales of SPSA 1995-2 or USGI 1992-1 or as a result of a transaction that results in a Lien being placed on any asset of ICH or its Subsidiaries (other than Liens existing on the date of this Agreement in respect of (A) up to $2,710,000 of repo financing relating to Interest Only Securities and (B) up to $1,944,000 of repo financing relating to the USGI 1992-1) without ACT's prior written consent (which consent may be withheld in ACT's sole discretion) and (iii) include the cost of any future investments made by ICH after the date hereof that have been specifically approved by ACT. Also for purposes of this condition, "Average Closing Price" shall mean the average of the closing prices per share of ICH Common Stock on the American Stock Exchange as reported by the Wall Street Journal for the 20 consecutive Trading Days ending on the fifth Trading Day prior to the Closing Date; and "Trading Day" shall mean any day on which shares of ICH Common Stock are traded on the American Stock Exchange.

                  (i) The Closing Cash Amount as of the Effective Time shall be equal to or greater than the amount shown on the Closing Balance Sheet, and ACT shall have received a certificate signed on behalf of ICH by its chief financial officer to such effect.

                  (j) The optional termination described in the Impac CMB Trust 1998-C1 documents owned by ICH shall have been sold.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the filing of the Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Texas Articles of Merger with the County Clerk of the County of Dallas, Texas, whether before or after either of the Shareholder Approvals are obtained:

                  (a) by the mutual written consent of the Boards of Directors or Trust Managers, as the case may be, of ICH and ACT;

                  (b) by ICH or ACT, if (i) the Effective Time shall not have occurred before December 31, 1999, (ii) any Governmental Entity, the consent of which is a condition to the obligations of ICH and ACT to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction shall have issued a judgment, order or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such judgment, order or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by ICH or ACT, if at the ACT Shareholder Meeting (including any adjournment or postponement thereof) called pursuant to Section 6.1(b), the requisite vote of the holders of ACT Common Shares with respect to the Merger shall not have been obtained;

                  (d) by ICH or ACT, if at the ICH Stockholder Meeting (including any adjournment or postponement thereof) called pursuant to Section 6.1(c), the requisite vote of the holders of shares of ICH Stock shall not have been obtained;

                  (e) by ICH, if (i) there has been a material breach by ACT of any representation, warranty, covenant, obligation or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by ACT of notice of such breach, except for Sections 6.7 and
6.8 hereof as to which any breach thereof by ACT, without regard to materiality, shall allow ICH to terminate this Agreement, or if any representation or warranty of ACT shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (as otherwise extended in accordance with this Agreement); (ii) upon a failure of the condition set forth in Section 7.2(c); (iii) the Board of Trust Managers of ACT shall have withdrawn or modified in a manner adverse to ICH its approval or recommendation of the Merger or this Agreement in order to permit ACT to execute a definitive agreement providing for the transactions contemplated by a Superior Proposal; or (iv) the Board of Directors of ICH shall have withdrawn or modified in a manner adverse to ACT its approval or recommendation of the transactions contemplated by this Agreement in order to permit ICH to execute a definitive agreement providing for the transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to ICH if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth herein; or

                  (f) by ACT, if (i) there has been a material breach by ICH of any representation, warranty, covenant, obligation or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by ICH of notice of such breach, except for Sections 6.7 and
6.8 hereof as to which any breach thereof by ICH, without regard to materiality, shall allow ACT to terminate this Agreement, or if any representation or warranty of ICH shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) or 7.3(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (as otherwise extended in accordance with this Agreement); (ii) upon a failure of the condition set forth in Sections 7.3(c) or 7.3(h); (iii) the Board of Directors of ICH shall have withdrawn or modified in a manner adverse to ACT its approval or recommendation of the Merger or this Agreement in order to permit ICH to execute a definitive agreement providing for the transactions contemplated by a Superior Proposal; or
(iv) the Board of Trust Managers of ACT shall have withdrawn or modified in a manner adverse to ICH its approval or recommendation of the transactions contemplated by this Agreement in order to permit ACT to execute a definitive agreement providing for the transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.1(f) shall not be available to ACT if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth herein.

         SECTION 8.2 Expenses; Termination Fee.

                  (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that those expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement, as well as the filing fee related thereto, shall be shared equally by ACT and ICH.

                  (b) If this Agreement is terminated pursuant to Sections 8.1(c), 8.1(e)(i), 8.1(e)(ii), 8.1(e)(iii) or 8.1(f)(iv), and if ACT is not
entitled to terminate this Agreement by reason of Sections 8.1(b), 8.1(d), 8.1(f)(i), 8.1(f)(ii) or 8.1(f)(iii), then, in addition to any other rights or remedies that may be available, ACT shall promptly (and in any event within two business days of receipt by ACT of written notice from ICH) pay to ICH (by wire transfer of immediately available funds to an account designated by ICH) the Termination Fee and the Termination Expenses (as each such term is defined below). No termination of this Agreement pursuant to this Section 8.2 (b) shall be effective until receipt by ICH of the Termination Fee and the Termination Expenses.

                  (c) If this Agreement terminated pursuant to Sections 8.1(d), 8.1(f)(i), 8.1(f)(ii), 8.1(f)(iii) or 8.1(e)(iv), and if ICH is not entitled to terminate this Agreement by reason of Sections 8.1(b), 8.1(c), 8.1(e)(i), 8.1(e)(ii) or 8.1(e)(iii), then, in addition to any other rights or remedies that may be available, ICH shall promptly (and in any event within two business days of receipt by ICH of written notice from ACT) pay to ACT (by wire transfer of immediately available funds to an account designated by ACT) the Termination Fee and the Termination Expenses. No termination of this Agreement pursuant to this Section 8.2 (c) shall be effective until receipt by ACT of the Termination Fee and the Termination Expenses.

                  (d) The payment of the Termination Fee shall be compensation and liquidated damages for the loss suffered by ACT or ICH, as the case may be, as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither ACT nor ICH shall have any other liability to the other, other than as specified in this
Section 8.2.

                  (e) As used herein:

                           (i) The "Termination Fee" shall be an amount equal to
the lesser of (x) $5,000,000 (the "Base Amount") and (y) the sum of (A) the maximum amount that can be paid to ICH or ACT without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)
(2) (A)-(H) and 856(c) (3) (A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to ICH or ACT, as the case may be, and (B) in the event that ICH or ACT, as the case may be, receives an opinion from outside counsel (the "Termination Tax Opinion") to the effect that receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c) (2) and (3) of the Code (the "REIT Requirements") or that the receipt of the remaining balance of the Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. A party's obligation to pay any unpaid portion of the Termination Fee shall terminate five years from the date of this Agreement. In the event that ICH or ACT, as the case may be, is not able to receive the full Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until ICH or ACT, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Termination Tax Opinion, in which event ICH or ACT, as the case may be, shall pay to the other party the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Termination Tax Opinion.

                           (ii) The "Termination Expenses" shall be an amount
equal to the lesser of (x) out-of-pocket expenses incurred by the recipient thereof in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $250,000 (the "Expense Fee Base Amount") and (y) the sum of (A) the maximum amount that can be paid to ICH or ACT, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to ICH or ACT, as the case may be, and (B) in the event ICH or ACT, as the case may be, receives a Termination Tax Opinion to the effect that the receipt by ICH or ACT, as the case may be, of the Expense Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by ICH or ACT, as the case may be, of the remaining balance of the Expense Fee Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Expense Fee Base Amount less the amount payable under clause (A) above. In the event that ICH or ACT, as the case may be, is not able to receive the full Expense Fee Base Amount, such party shall place the unpaid amount in escrow and shall not release any portion thereof to the other party unless and until ICH or ACT, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Termination Tax Opinion, in which event ICH or ACT, as the case may be, shall pay to the other party the lesser of the unpaid Expense Fee Base Amount or the maximum amount stated in the letter referred to in the immediately preceding clause (i) above or, as applicable, the Termination Tax Opinion.

         SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either ACT or ICH as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ICH or ACT, other than the last sentence of Section 6.2, Section 8.2 and this Section 8.3. Notwithstanding the foregoing, no party shall be relieved from liability for any willful, material breach of this Agreement.

         SECTION 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors or Trust Managers, as the case may be, at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Texas Articles of Merger with the County Clerk of the County of Dallas, Texas; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to ACT's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect ACT's shareholders or ICH's stockholders, in each case without further approval of such affected Persons.

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

         SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to ICH, to

                           Impac Commercial Holdings
                           c/o FIC Management, Inc.
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attention:  Randal A.  Nardone
                           Telecopy:  (212) 798-6120

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attention:  J. Gregory Milmoe
                           Telecopy:   (212) 735-2000


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                  (b)      if to ACT, to

                           AMRESCO Capital Trust
                           700 North Pearl Street, Suite 2400
                           Dallas, Texas 75201
                           Attention:  Jonathan S. Pettee
                           Telecopy:  (214) 953-7817

                           with a copy to:

                           Locke Liddell & Sapp LLP
                           2001 Ross Avenue, Suite 2300
                           Dallas, Texas  75201
                           Attention:  Bryan L. Goolsby
                           Telecopy:  (214) 740-8800

         SECTION 9.3 Certain Definitions. For purposes of this Agreement:

         An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         "ACT Disclosure Letter" means the letter previously delivered to ICH by ACT disclosing certain information in connection with this Agreement.

         "ICH Disclosure Letter" means the letter previously delivered to ACT by ICH disclosing certain information in connection with this Agreement.

         "Knowledge" where used herein with respect to ACT shall mean the actual knowledge of the persons named in Schedule 9.3 to the ACT Disclosure Letter and where used with respect to ICH shall mean the actual knowledge of the persons named in Schedule 9.3 to the ICH Disclosure Letter.

         "Material Adverse Effect," with respect to any Person, shall mean a material adverse effect (or any development that, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, assets, financial or other condition, results of operations or prospects of such Person and its Subsidiaries, taken as a whole.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Subsidiary" of any Person means any Affiliate controlled by such Person directly or indirectly through one or more intermediaries.

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

         SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreements and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 6.11, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

         SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.9.

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

         SECTION 9.10 Attorneys' Fees. If any action at law or equity, including an action for declaratory judgement, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief that may be rewarded.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       IMPAC COMMERCIAL HOLDINGS, INC.



                                       By: /s/ Randal A. Nardone
                                           --------------------------------
                                           Name:  Randal A. Nardone
                                           Title: Chief Operating Officer

                                       AMRESCO CAPITAL TRUST


                                       By: /s/ Jonathan S.Pettee
                                           --------------------------------
                                           Name:  Jonathan S. Pettee
                                           Title: President


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